Exhibit 21.1

Subsidiaries of the Registrant

Beauly, LLC, a Delaware limited liability company

Carrbridge, LLC, a Delaware limited liability company

Fetlar, LLC, a Delaware limited liability company

Inverclyde, LLC, a Delaware limited liability company

PrimeStar Fund I GP, LLC, a Delaware limited liability company

PrimeStar Fund I TRS, Inc., a Delaware corporation

PrimeStar Fund I TRS, LLC, a Delaware limited liability company

PrimeStar Fund I, L.P., a Delaware limited partnership

PrimeStar-F Fund I Trust, a Delaware common law trust

PrimeStar-F Fund I, LLC, a Delaware limited liability company

PrimeStar-F Fund II Trust, a Delaware common law trust

PrimeStar Fund II TRS, Inc., a Delaware corporation

PrimeStar Fund II TRS, LLC, a Delaware limited liability company

PrimeStar-H Fund I Trust, a Delaware common law trust

PrimeStar-H Fund I, LLC, a Delaware limited liability company

PrimeStar-H Fund II Trust, a Delaware common law trust

SRP PrimeStar, LLC, a Delaware limited liability company

SRP Sub, LLC, a Delaware limited liability company

SRP TRS Sub, Inc., a Delaware corporation

SRP TRS Sub, LLC, a Delaware limited liability company

Starwood Waypoint Borrower, LLC, a Delaware limited liability company

Starwood Waypoint Pledgor, LLC, a Delaware limited liability company

Starwood Waypoint Residential GP, Inc., a Delaware corporation

Starwood Waypoint Residential Partnership, L.P., a Delaware limited partnership

Starwood Waypoint TRS, LLC, a Delaware limited liability company

SWAY 2014-01 Borrower, LLC, a Delaware limited liability company

SWAY 2014-01 Depositor, LLC, a Delaware limited liability company

SWAY 2014-01 Equity Owner, LLC, a Delaware limited liability company

Tarbert, LLC, a Delaware limited liability company